Exhibit 10.1

Form of Exchange Agreement

August 11, 2014

Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802-4317
Attn: John C. Molina

Re:	Molina Healthcare, Inc. Exchange of 3.75% Convertible Senior Notes
due 2014 (CUSIP 60855R AA8)

Ladies and Gentlemen:

The undersigned beneficial owner of Molina Healthcare, Inc.’s (the “Company”) 3.75% Convertible Senior Notes due 2014, CUSIP 60855R AA8 (the “Old Notes”) hereby agrees with the Company to exchange the Old Notes for 1.625% Convertible Senior Notes due 2044 (the “2044 Notes”), shares of the Company’s Common Stock, par value $0.001 per share (the “Exchange Shares”) and the Applicable Interest Amount (as defined below), pursuant to the terms and conditions of this Exchange Agreement.  The undersigned understands that this exchange (the “Exchange”) is being made without registration of the 2044 Notes or the Exchange Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and is being made only to beneficial owners of Old Notes who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act.  The Exchange is described in and made pursuant to the Preliminary Private Placement Circular, dated on or about August 4, 2014, the Pricing Term Sheet, dated August 11, 2014 (collectively, the “Private Placement Documents”) and the Final Private Placement Circular, to be dated on or around August 28, 2014 (the “Final Private Placement Document”).

1.        Exchange Consideration.  Subject to the terms and conditions of this Exchange Agreement, the undersigned hereby agrees to exchange an aggregate principal amount of the Old Notes set forth on the signature page hereto for the consideration in the amount and form as follows (the “Consideration”):

  An amount of cash in United States dollars equal to (i) the accrued and unpaid interest on such Old Notes up to, but excluding, the Closing Date plus (ii) the interest that would have accrued on such Old Notes from, and including, the Closing Date to, but excluding, October 1, 2014 had such Old Notes remained outstanding from the Closing Date to October 1, 2014 (such amounts payable pursuant to this bullet, the “Applicable Interest Amount”), which amount of cash equals [__] (or [__] per Old Note);
  2044 Notes: $1,000 principal amount of 2044 Notes per $1,000 principal amount of Old Notes; and

  Exchange Shares: A number of Exchange Shares per $1,000 principal amount of Old Notes (with the aggregate number of Exchange Shares delivered to the undersigned in respect of all of its Old Notes validly submitted for exchange rounded down to the nearest whole Exchange Share) equal to the sum of the Daily Exchange Amounts for each of the 10 consecutive “VWAP Trading Days” (as defined in the indenture, dated as of October 11, 2007, as supplemented by the first supplemental indenture, dated as of October 11, 2007 (the “Old Notes Indenture”), between the Company and U.S. Bank National Association as trustee (the “Old Notes Trustee”)) during the Exchange Valuation Period.

“Daily Exchange Amount” means, for each of the 10 consecutive “VWAP Trading Days” (as defined in the Old Notes Indenture) during the Exchange Valuation Period, a number of shares of the Company’s common stock equal to (i) the amount in United States dollars equal to the excess, if any, of (x) 1/10th (one-tenth) of the product of the “Conversion Rate” (as defined in the Old Notes Indenture) and the “Daily VWAP” for such “VWAP Trading Day” (each as defined in the Old Notes Indenture) over (y) $100 divided by (ii) the “Daily VWAP” for such “VWAP Trading Day” (each as defined in the Old Notes Indenture).

“Exchange Valuation Period” means the 10 consecutive “VWAP Trading Days” (as defined in the Old Notes Indenture) beginning on, and including, August 19, 2014.

For the avoidance of doubt, the reference to “20 consecutive VWAP Trading Days during the Conversion Period” in the definition of “Daily VWAP” in the Old Notes Indenture will be disregarded for purposes of the foregoing calculation.

The Exchange shall occur in accordance with the procedures described in Section 3 hereof.

2.        The Closing.  The closing of the Exchange (the “Closing”) shall take place at the offices of Latham & Watkins LLP at 10:00 a.m. New York City time on the third business day immediately following the last “VWAP Trading Day” of the Exchange Valuation Period, expected to be September 5, 2014 (the “Closing Date”), or at such other time and place as the Company may designate by notice to the undersigned; provided that the Closing shall have occurred on or prior to the thirteenth business day immediately following the last “VWAP Trading Day” of the Exchange Valuation Period.

3.        Exchange.  Subject to the terms and conditions of this Exchange Agreement, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Old Notes as is indicated on the signature page hereto, waives any and all other rights with respect to such Old Notes, and releases and discharges the Company from any and all claims the undersigned may now have, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that the undersigned is entitled to receive additional interest with respect to the Old Notes (other than the right to receive any interest included in the Applicable Interest Amount).

The Depository Trust Company (“DTC”) will act as securities depository for the Exchange Shares and the 2044 Notes.  On or prior to 12:00 p.m. New York City time on the business day immediately preceding the Closing Date, the undersigned agrees to direct the eligible DTC participant through which the undersigned holds a beneficial interest in the Old Notes to submit a one-sided withdrawal instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to the Old Notes Trustee, for the aggregate principal amount of the Old Notes to be exchanged pursuant to this Exchange Agreement (the “DWAC Withdrawal”).

(i) On or prior to 9:00 a.m. New York City time on the Closing Date, the Company will submit, through the DWAC Online System of American Stock Transfer & Trust Company, LLC, acting as the Company’s Transfer Agent for its common stock (the “Transfer Agent”), a deposit instruction for the aggregate number of Exchange Shares (the “Exchange Shares DWAC Deposit”) and (ii) on or prior to 12:00 p.m. New York City time on the business day immediately preceding the Closing Date, the undersigned agrees to direct the eligible DTC participant through which the undersigned previously held a beneficial interest in the Old Notes (or any other DTC participant of its choosing) to submit a deposit instruction on the Closing Date prior to 12:00 p.m. New York City time on such date to U.S. Bank National Association (the “2044 Notes Trustee”), for the aggregate principal amount of 2044 Notes (the “2044 Notes DWAC Deposit”), in each case, to be exchanged pursuant to this Exchange Agreement, or comply with such other settlement procedures mutually agreed in writing by the undersigned, the Company, the Old Notes Trustee, the 2044 Notes Trustee and the Transfer Agent.  The Exchange Shares and the 2044 Notes will not be delivered until a valid DWAC Withdrawal of the Old Notes has been received by the Old Notes Trustee.  In the event the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC.

On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement and the prior receipt of the DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged, the Company hereby agrees to (i) transfer by wire of immediately available funds to the account of the undersigned at a bank in the United States of America provided by the undersigned as Exhibit A to this Exchange Agreement all Applicable Interest Amounts on the Old Notes to be exchanged; (ii) issue the Exchange Shares, and direct the Transfer Agent to accept the Exchange Shares DWAC Deposit conforming with the aggregate number of Exchange Shares to be issued in the Exchange and deliver the Exchange Shares (or comply with such other settlement procedures mutually agreed in writing by the undersigned, the Company and the Transfer Agent); and (iii) execute the 2044 Notes, and direct the 2044 Notes Trustee to authenticate and, by acceptance of the 2044 Notes DWAC Deposit, deliver, the 2044 Notes (or comply with such other settlement procedures mutually agreed in writing by the undersigned, the Company and the 2044 Notes Trustee), in each case to the DTC account specified on the signature page to this Exchange Agreement.  If (i) the 2044 Notes Trustee or Transfer Agent is unable to locate the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2044 Notes DWAC Deposit or (ii) the DWAC Withdrawal, Exchange Shares DWAC Deposit or 2044 Notes DWAC Deposit does not conform with the Old Notes, the Exchange Shares or the 2044 Notes, respectively, to be exchanged pursuant to this Exchange Agreement, the Company will promptly notify the undersigned.

All questions as to the form of all documents and the validity and acceptance of the Old Notes, the Exchange Shares and the 2044 Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

All authority herein conferred or agreed to be conferred in this Exchange Agreement shall survive the dissolution of the undersigned and any representation, warranty, undertaking and obligation of the undersigned hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

4.        Representations and Warranties of the Company. The Company represents and warrants to the undersigned that:

(a)       The Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)       The Exchange Shares, when issued, delivered and paid for in the manner set forth in this Exchange Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Exchange Shares will not be subject to any preemptive or similar rights.

(c)       The 2044 Notes have been duly authorized and, when issued, authenticated and delivered in the manner provided for in the indenture to be dated as of the Closing Date between the Company and the 2044 Notes Trustee (the “Indenture”) and in this Exchange Agreement, will be validly issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture; and the 2044 Notes will conform to the description thereof set forth in the Private Placement Documents and the Final Private Placement Document in all material respects.

(d)       The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered in accordance with its terms by the 2044 Notes Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity; and the Indenture will conform to the description thereof contained in the Private Placement Documents and the Final Private Placement Document in all material respects.

(e)       Upon issuance and delivery of the 2044 Notes pursuant to the Indenture and this Exchange Agreement, the 2044 Notes will be convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the 2044 Notes.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the 2044 Notes and, when such shares of Common Stock are issued upon conversion of the 2044 Notes in accordance with the terms of the 2044 Notes and the Indenture, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(f)       The issuance of the Exchange Shares and the 2044 Notes in book-entry form through DTC in exchange for the Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act and, assuming the undersigned is not, and during the past three months has not been, an affiliate of the Company, the Exchange Shares and the 2044 Notes to be delivered to the undersigned’s account pursuant to this Exchange Agreement will not be subject to restrictions on transfer under the Securities Act (and will not have any restrictive legends on such Exchange Shares or 2044 Notes).

(g)       It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

5.        Representations and Warranties of the Undersigned.  The undersigned hereby represents and warrants to and covenants with the Company that:

(a)       The undersigned has full power and authority to exchange, sell, assign and transfer the Old Notes exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the undersigned hereunder.

(b)       The undersigned has been the beneficial owner of the Old Notes continuously since at least August 1, 2014 and is the current beneficial owner of the Old Notes.  When the Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances.  The Old Notes exchanged hereby are not subject to any adverse claims, rights or proxies.

(c)       The Exchange will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(d)       The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Exchange Shares or the 2044 Notes as a nominee or agent or otherwise for any other person.

(e)       The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases (or acquires pursuant to the Exchange) or sells Exchange Shares or 2044 Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(f)        The undersigned has received a copy of the Private Placement Documents.  The undersigned acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in the Private Placement Documents and the information given by the Company’s duly authorized officers and employees in connection with the undersigned’s examination of the Company and the terms of the Exchange, the Consideration, and the Company does not, and J. Wood Capital Advisors LLC (“JWCA”) does not, take any responsibility for, and neither the Company nor JWCA can provide any assurance as to the reliability of, any other information that others may provide to the undersigned.

(g)       The undersigned understands and accepts that the 2044 Notes and Exchange Shares to be acquired in the Exchange involve risks, including those described in the Private Placement Documents.  The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of the Exchange and an investment in the Exchange Shares and the 2044 Notes.  With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the 2044 Notes and the consequences of the Exchange and this Exchange Agreement.  The undersigned has considered the suitability of the Exchange Shares and the 2044 Notes as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Exchange Shares and the 2044 Notes.

(h)       The undersigned confirms that it is not relying on any communication (written or oral) of the Company, JWCA or any of their affiliates as investment advice or as a recommendation to participate in the Exchange and receive the Consideration in exchange for Old Notes.  It is understood that information provided in the Private Placement Documents, the Final Private Placement Document or by the Company, JWCA or any of its affiliates shall not be considered investment advice or a recommendation with respect to the Exchange, and that neither the Company, JWCA nor any of its or their affiliates is acting or has acted as an advisor to the undersigned in deciding whether to participate in the Exchange and to exchange Old Notes for the Consideration.

(i)       The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares and the 2044 Notes or (B) made any representation to the undersigned regarding the legality of an investment in the Exchange Shares and the 2044 Notes under applicable investment guidelines, laws or regulations.  In deciding to participate in the Exchange, the undersigned is not relying on the advice or recommendations of the Company or JWCA and the undersigned has made its own independent decision that the investment in the Exchange Shares and the 2044 Notes is suitable and appropriate for the undersigned.

(j)       The undersigned is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company, the Exchange Shares and the 2044 Notes.  The undersigned has had access to the Securities and Exchange Commission filings of the Company and such other information concerning the Company, the Exchange Shares and the 2044 Notes as it deems necessary to enable it to make an informed investment decision concerning the Exchange.  The undersigned has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k)      The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares and the 2044 Notes or made any finding or determination concerning the fairness or advisability of this investment.

(l)       The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act and it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(m)     The undersigned is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(n)      The undersigned is acquiring the Exchange Shares and the 2044 Notes solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares or the 2044 Notes.  The undersigned understands that the Exchange Shares and the 2044 Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and the accuracy of the other representations made by the undersigned in this Exchange Agreement.  The undersigned understands that the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the undersigned’s participation in the Exchange meets the requirements for such exemptions.

(o)       The undersigned acknowledges that the terms of the Exchange have been mutually negotiated between the undersigned and the Company.

(p)       The undersigned acknowledges the Company intends to pay JWCA a fee in respect of the Exchange.

(q)       The undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Old Notes Trustee, the 2044 Notes Trustee or the Transfer Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes exchanged hereby.

(r)       The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(s)       The undersigned was given a meaningful opportunity to negotiate the terms of the Exchange.

(t)       The undersigned’s participation in the Exchange was not conditioned by the Company on the undersigned’s exchange of a minimum principal amount of Old Notes for the Consideration.

(u)       The undersigned does not have an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Exchange.

(v)       The undersigned had a sufficient amount of time to consider whether to participate in the Exchange and neither the Company nor JWCA put any pressure on the undersigned to respond to the opportunity to participate in the Exchange.

6.        Conditions to Obligations of the Undersigned and the Company.  The obligations of the undersigned to deliver the Old Notes and of the Company to deliver the Consideration are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 4 hereof and of the undersigned contained in Section 5 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

7.        Covenant and Acknowledgment of the Company.  At or prior to 9:00 a.m., New York City time, on August 12, 2014, the Company shall file its press release announcing the Exchange (including the “Exchanges”, if any, with holders of Old Notes executing exchange agreements on the date hereof) on Form 8-K, which press release the Company acknowledges and agrees will disclose all “Transaction Information” (as defined in the non-disclosure letter agreement entered into between the undersigned and JWCA) to the extent such “Transaction Information” constitutes material non-public information regarding the Company or its securities.

8.        Waiver, Amendment.  Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9.        Assignability.  Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

10.      Taxation.  The undersigned acknowledges that either (i) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the undersigned is not subject to backup withholding and that the undersigned is a United States person, or (ii) another basis for exemption from backup withholding must be established.

11.      Waiver of Jury Trial.  THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

12.      Governing Law.  This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

13.      Section and Other Headings.  The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

14.      Counterparts.  This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

15.      Notices.  All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or in the case of the undersigned, the address provided on the signature page below (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Molina Healthcare, Inc. 200 Oceangate, Suite 100 Long Beach, CA 90802-4317 Attn: John C. Molina Telephone: (888) 562-5442 x111228 E-mail: john.molina@molinahealthcare.com

16.      Binding Effect.  The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

17.      Notification of Changes.  The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the Exchange pursuant to this Exchange Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Exchange Agreement to be false or incorrect.

18.      Severability.  If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

Holder:

By

Name:
Title:

Address:

Telephone:

State/Country of Domicile or Formation:

Old Notes to Be Exchanged

$ aggregate principal amount of the Old Notes

Beneficial Owner of Old Note:
Principal Amount of Old Notes to be exchanged:	$ principal
Account Broker:
DTC Participant No.:
Applicable Interest Amount:	$
2044 Notes:	$

The offer to exchange Old Notes for the Consideration as set forth above is confirmed and accepted by the Company.

MOLINA HEALTHCARE, INC.

By

Name:

Title:

Exhibit A

Wiring instructions for Applicable Interest Amount on Old Notes

Beneficial Owner of Old Note
Bank Name
ABA #
For Credit To
Account #
For Further Credit to
Account #

Exhibit B

Under U.S. federal income tax law, a holder who exchanges Old Notes for the Consideration generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding.  A TIN is generally an individual holder’s social security number or a holder’s employer identification number.  If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS.  In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 28% of the payment).  If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN.  Certain holders are not subject to these backup withholding and reporting requirements.  Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status.  U.S. backup withholding is not an additional tax.  Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.  Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.